EXHIBIT 32

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GlobalSCAPE, Inc. on Form 10-Q for the period ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James Bindseil, President and Chief Executive Officer and James W. Albrecht, Jr., Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GlobalSCAPE, Inc.

August 13, 2014

/s/ James Bindseil
James Bindseil
President and Chief Executive Officer

/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer